Exhibit 99.1
Form of Letter of Transmittal

LETTER OF TRANSMITTAL
to Exchange
SERIES A 6.950% SENIOR NOTES DUE 2018
for
SERIES B 6.950% SENIOR NOTES DUE 2018
(Registered under the Securities Act of 1933)
of
LENNAR CORPORATION
THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M. NEW YORK CITY TIME, ON
[▪], 2010 (THE “EXPIRATION DATE”), UNLESS THE OFFER IS EXTENDED.
The Exchange Agent: The Bank of New York Mellon Trust Company, N.A.

By Mail:	By Facsimile Transaction:	By Hand or Overnight Courier:
101 Barclay Street - 7 East	212-298-1915	101 Barclay Street - 7 East
New York, New York 10286	(For Eligible Institutions Only)	New York, New York 10286
Attention: Evangeline R. Gonzales		Attention: Evangeline R. Gonzales
For Confirmation Telephone
212-815-3738
          DELIVERY OF THIS LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.
          This Letter of Transmittal is to be used to submit Series A 6.950% Senior Notes due 2018 ( “Initial Notes”) of Lennar Corporation (the “Company”) to be exchanged for Series B 6.950% Senior Notes due 2018 (“Series B Notes”) of the Company. In order for Initial Notes to be exchanged for Series B Notes, (a) the Initial Notes must be transferred by book entry transfer to an account established by The Bank of New York Mellon Trust Company, N.A. (the “Exchange Agent”) at The Depositary Trust Company (“DTC”) and (b) a copy of this letter of transmittal, or a facsimile of it, must be delivered to the Exchange Agent in time so the Exchange Agent receives, not later than 5:00 p.m. New York City time on the Expiration Date: (i) confirmation of the book entry transfer of the Initial Notes into the Exchange Agent’s account at DTC as described in the Section of the Company’s Prospectus dated June [▪], 2010 (the “Prospectus”) titled “The Exchange Offer – Procedures for Tendering Notes,” and (ii) a completed and executed letter of transmittal. In lieu of delivering a completed and executed letter of transmittal, an agent’s message (“Agent’s Message”) may be delivered to the Exchange Agent, stating that DTC has received an express acknowledgment that the applicable DTC participant has received and agrees to be bound by the exchange offer terms contained in the Prospectus and this letter of transmittal, and that the Company may enforce that agreement against the participant. Noteholders who are unable to deliver a Letter of Transmittal or Agent’s Message and a Book Entry Confirmation to the Exchange Agent before that time may tender their Initial Notes by using the guaranteed delivery procedure described in the Section of the Prospectus titled “The Exchange Offer – Procedures for Tendering Notes.” DELIVERY OF DOCUMENTS TO DTC DOES NOT CONSTITUTE DELIVERY TO THE EXCHANGE AGENT.

PROVIDE THE FOLLOWING INFORMATION REGARDING DELIVERY OF THE INITIAL NOTES BY BOOK-ENTRY TRANSFER TO THE ACCOUNT MAINTAINED BY THE EXCHANGE AGENT AT DTC:

Name of Tendering Institution:

Account Number at DTC

Transaction Code Number
☐	CHECK HERE IF INITIAL NOTES ARE BEING DELIVERED PURSUANT TO A NOTICE OF GUARANTEED DELIVERY PREVIOUSLY SENT TO THE EXCHANGE AGENT AND PROVIDE THE FOLLOWING INFORMATION:

Name(s) of Beneficial Owner(s):

Date of Execution of Notice of Guaranteed Delivery

Name of Institution which Guaranteed Delivery

DESCRIPTION OF THE INITIAL NOTES SUBMITTED

NAME(S) AND ADDRESS(ES) OF	INITIAL NOTES SUBMITTED
HOLDER(S	(ATTACH ADDITIONAL LIST IF NECESSARY)
PRINCIPAL AMOUNT OF
	PRINCIPAL AMOUNT	INITIAL NOTES
	OF INITIAL NOTES	TENDERED
	SUBMITTED	(IF LESS THAN ALL) *

Total Principal Amount of Initial Notes being tendered:

*	Initial Notes may be tendered in whole or in part in denominations of $1,000 and integral multiples of that amount. Unless otherwise indicated, it will be assumed that all Initial Notes described above are being tendered in their entirety.

NOTE: SIGNATURES MUST BE PROVIDED BELOW.
PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY.
LADIES AND GENTLEMEN:
          The undersigned hereby submits to Lennar Corporation, a Delaware corporation (the “Company”), the Series A 6.950% Senior Notes due 2018 (“Initial Notes”) of the Company listed on the preceding page to be exchanged for Series B 6.950% Senior Notes due 2018 ( “Series B Notes”), as described in the Company’s Prospectus dated June [▪], 2010 (the “Prospectus”), receipt of which is acknowledged, and in this Letter of Transmittal (which, together with the Prospectus, constitutes the “Exchange Offer”).
          Subject to, and effective upon, acceptance of the Initial Notes tendered with this Letter of Transmittal, the undersigned hereby sells, assigns, and transfers to, or upon the order of, the Company, in accordance with the terms of the Exchange Offer, all right, title and interest in and to all the Initial Notes that are being tendered with this Letter of Transmittal and irrevocably constitutes and appoints the Exchange Agent as the true and lawful agent and attorney-in-fact of the undersigned with respect to those Initial Notes with full power of substitution, (that power of attorney being an irrevocable power coupled with an interest) to (a) transfer ownership of those Initial Notes on the account records maintained by DTC, together with all accompanying evidences of transfer and authenticity, to or upon the order of the Company, upon receipt by the Exchange Agent as the undersigned’s agent, of the Series B Notes being issued in exchange for those Initial Notes, (b) do all other things that are necessary or appropriate to cause those Initial Notes to be transferred to the Company, and (c) otherwise exercise all rights of beneficial ownership of the Initial Notes, all in accordance with the terms of the Exchange Offer.
          The undersigned is aware that if the undersigned is participating in the Exchange Offer for the purpose of participating in a distribution of Series B Notes to be acquired in the Exchange Offer, the undersigned (1) cannot rely on the position of the SEC Staff enunciated in Exxon Capital Holdings and interpretive letters of similar effect, and (2) must comply with the prospectus delivery requirements of the Securities Act of 1933, as amended (the “Securities Act”) in connection with a secondary resale. The undersigned also is aware that any broker-dealer who holds Initial Notes for its own account as a result of market making activities or other trading activities and who receives Series B Notes in exchange for Initial Notes as a result of the Exchange Offer may be a statutory underwriter and must deliver a prospectus meeting the requirements of the Securities Act in connection with a secondary resale. However, a broker dealer will not, by delivering a prospectus, be deemed to admit it is an “underwriter” within the meaning of the Securities Act.
          The undersigned represents, warrants and agrees that:
•	the undersigned has full power and authority to tender, sell, assign and transfer the Initial Notes tendered by this Letter of Transmittal and that, when those Initial Notes are accepted for exchange by the Company, the Company will acquire good and unencumbered titled to those Initial Notes, free and clear of all liens, restrictions, charges, encumbrances or adverse claims.

•	(1) any Series B Notes that the undersigned receives in exchange for Initial Notes will be received by the undersigned in the ordinary course of its business, (2) at the date of this Letter of Transmittal, the undersigned has no arrangement or understanding with any person to participate in the distribution (as that term is defined for purposes of the Securities Act) of Series B Notes in violation of the Securities Act, (3) the undersigned is not an “affiliate” (as that term is defined in Rule 405 under the Securities Act) of the Company, (4) if the undersigned is not a broker-dealer, it is not engaged in, and does not intend to engage in, the distribution of Series B Notes, and (5) if the undersigned is a broker-dealer, that it will receive Series B Notes for its own account in exchange for Initial Notes that were acquired as a result of market-making or other trading activities and the undersigned will deliver a prospectus in connection with any resale of Series B Notes that are received in exchange for Initial Notes.
          The undersigned, upon request, will execute and deliver any additional documents deemed by the Exchange Agent or the Company to be necessary or desirable to complete the exchange, assignment and transfer of the Initial Notes tendered by this Letter of Transmittal to the Company.
          The authority conferred in this Letter of Transmittal will not be affected by, and will survive, the death or incapacity of the undersigned, and any obligation of the undersigned under this Letter of Transmittal or otherwise resulting from the tender of the Initial Notes to which this Letter of Transmittal relates will be binding upon the successors, assigns, heirs, executors, administrators and legal representatives of the undersigned. Except as stated in the Prospectus, the tender made by this Letter of Transmittal is irrevocable.
          The undersigned understands that tenders of Initial Notes pursuant to any of the procedures described in Section of the Prospectus titled “The Exchange Offer – Procedures for Tendering Notes” and in the instructions to this Letter of Transmittal will constitute a binding agreement between the undersigned and the Company relating to the exchange of Initial Notes for Series B Notes upon the terms and subject to the conditions of the Exchange Offer.
          Unless otherwise indicated in the box below captioned “Special Payment Instructions,” please issue the Series B Notes being exchanged for the Initial Notes tendered by this Letter of Transmittal to the undersigned. Similarly, unless otherwise indicated in the box below captioned “Special Delivery Instructions,” please mail the confirmation of the exchange of the Initial Notes for the Series B Notes to the undersigned at the address shown below the undersigned’s signature. Any Initial Notes that are not accepted for exchange will be returned by crediting the account at DTC specified under “Special Payment Instructions.” The undersigned recognizes that the Company has no obligation pursuant to the Special Payment Instructions or otherwise to transfer any tendered Initial Notes that are not accepted for payment from the name of the registered holder of the Initial Notes to the name of another person.

SPECIAL EXCHANGE INSTRUCTIONS
(See Instructions 5, 6 and 7)
To be completed ONLY if the Series B Notes are to be issued in the name of someone other than the undersigned.
☐	Issue Series B Notes to:

Name

(Please Print)
Address:

(Include Zip Code)

(Tax Identification or Social Security Number)

SPECIAL DELIVERY INSTRUCTIONS
(See Instructions 5, 6 and 7)
To be completed ONLY if Initial Notes which are not accepted for exchange are to be issued in the name of someone other than the undersigned, or if the Initial Notes which are not accepted for exchange are to be returned by credit to an account at DTC other than that designated above.
☐	Issue Initial Notes not accepted for exchange to:

Name

(Please Print)
Address:

(Include Zip Code)

(Tax Identification or Social Security Number)
☐	Credit Initial Notes which are not accepted for exchange to the following DTC account:

(Account Number)

Name

(Please Print)
Address:

(Include Zip Code)

SIGN HERE
Signature(s) of Owner(s)

Dated:	, 2010

     (Must be signed by registered holder(s) exactly as name(s) appear(s) on a security position listing or by person(s) authorized to become registered holder(s) by documents transmitted with this Letter of Transmittal. If signature is by trustees, executors, administrators, guardians, attorneys-at-fact, agents, officers of corporations or others acting in a fiduciary or representative capacity, please provide the information described in Instruction 5.)

Name(s)
(Please Print)

Capacity (full title)

Address
(Include Zip Code)

Area Code and Telephone Number

Tax Identification or Social Security No.
Guarantee of Signature(s)
(See Instructions 1 and 5)

Authorized Signature

Name

Title

Name of Firm

Address

Area Code and Telephone Number

Dated:	, 2010

INSTRUCTIONS FORMING PART OF THE TERMS OF THE OFFER
          1. GUARANTEE OF SIGNATURES . No signature guarantee is required on this Letter of Transmittal if (i) this Letter of Transmittal is signed by the registered holder of the Initial Notes to be exchanged (which, for purposes of this document, includes any participant in DTC whose name appears on a security position listing as the owner of the Initial Notes to be exchanged) unless the holder has completed the box entitled “Special Issuance Instructions” or (ii) the Initial Notes to be exchanged are submitted for the account of a member firm of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or by a commercial bank or trust company which has an office or correspondent in the United States (collectively, “Eligible Institutions”). In all other cases, all signatures on this Letter of Transmittal must be guaranteed by an Eligible Institution. See Instruction 5.
          2. DELIVERY OF LETTER OF TRANSMITTAL . This Letter of Transmittal is to be completed by noteholders even though the Initial Notes are being submitted in accordance with the procedures for delivery by book-entry transfer described in the Section of the Prospectus titled “The Exchange Offer – Procedures for Tendering Notes.” The Exchange Agent must receive, at or before 5:00 p.m., New York City time on [•], 2010, or on any later date to which the expiration of the exchange offer is extended (the “Expiration Date”), (i) confirmation by DTC of transfer of the Initial Notes to be exchanged to an account of the Exchange Agent with DTC, and (ii) a properly completed and executed Letter of Transmittal or an Agent’s Message from DTC relating to those Initial Notes.
          The method of delivery of this Letter of Transmittal and confirmation of delivery of the Initial Notes to be exchanged through DTC is at the option and risk of the tendering noteholder. Delivery will not be deemed made until items are actually received by the Exchange Agent. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended.
          3. WITHDRAWAL OF TENDERS . Tendered Initial Notes may be withdrawn until 5:00 p.m. New York City time on the Expiration Date. After that time, the tender of Initial Notes will be irrevocable. Submissions may not be conditional or contingent, except to the extent of the right of a tendering noteholder to withdraw the Initial Notes, as described in the section of the Prospectus titled “The Exchange Offer – Withdrawal of Tenders”.
          4. INADEQUATE SPACE . If the space provided in this Letter of Transmittal is inadequate, information about the Initial Notes being tendered for exchange should be listed on a separate signed schedule, which should be attached to this Letter of Transmittal.
          5. SIGNATURES ON LETTER OF TRANSMITTAL . The signature(s) on this Letter of Transmittal must correspond exactly with the name(s) in which the Initial Notes to be exchanged are held.
          If the tendered Initial Notes are owned of record by two or more joint owners, all the owners must sign this Letter of Transmittal.
          If tendered Initial Notes are held in different names, it will be necessary to complete, sign and submit to the Exchange Agent as many separate Letters of Transmittal as there are different registered owners of Initial Notes.
          If this Letter of Transmittal or any assignment document is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, that person should indicate that when signing, and may be required to submit evidence satisfactory to the Company of the person’s authority to act in that capacity.
          If this Letter of Transmittal is signed by a person other than the registered owner(s) of the Initial Notes that are being tendered, this Letter of Transmittal must be accompanied by appropriate documents of assignment signed by the registered owner(s) of the Initial Notes and the signatures on those documents of assignment must be guaranteed by an Eligible Institution (unless the registered owner is an Eligible Institution).
          6. TRANSFER TAXES . Except as set forth in this Instruction 6, the Company will pay any taxes with respect to the transfer to it of Initial Notes that are exchanged. If the Series B Notes are to be issued to a person other than the registered holder of the Initial Notes, or if the Initial Notes are being tendered by anybody other than the registered owner(s) of the Initial Notes, the Series B Notes will not be issued until the Company receives satisfactory evidence that any applicable transfer tax has been paid.
          7. SPECIAL ISSUANCE INSTRUCTIONS . Noteholders may request that any Initial Notes that are not accepted for purchase be credited to an account at DTC which the noteholder designates. If no instructions are given, any Initial Notes which are not accepted for purchase will be returned by crediting the account at DTC designated above.
          8. REQUESTS FOR ASSISTANCE OR ADDITIONAL COPIES . Requests for assistance may be directed to, or additional copies of the Prospectus and this Letter of Transmittal may be obtained from, the Exchange Agent at the address included on the first page of this letter of transmittal or from your broker, dealer, commercial bank or trust company.
          9. WAIVER OF REQUIREMENTS . The Company may waive any or all of the requirements described above at any time and from time to time, in the Company’s sole discretion. Requirements may be waived as to particular noteholders, even if similar requirements are not waived as to other noteholders.

          Important: This Letter of Transmittal (or a facsimile of it) or an Agent’s Message, together with confirmation of book-entry transfer and all other required documents, or a Notice of Guaranteed Delivery, must be received by the Exchange Agent at or prior to 5:00 P.M., New York City time, on the Expiration Date.
(DO NOT WRITE IN THE SPACES BELOW)

Date received:	Accepted by:	Checked by:

INITIAL NOTES	INITIAL NOTES	SERIES B NOTES	INITIAL NOTES
SUBMITTED	ACCEPTED	ISSUED	RETURNED	BLOCK NO.

Delivery Prepared by:	Checked by:	Date: